SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 22, 2001
                                ----------------
                Date of report (Date of earliest event reported)


                            GLOBAL ENERGY GROUP, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)


      000-31505                                           23-3020677
---------------------------                    ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


15445 N. Nebraska Avenue, Lutz, Florida                    33549
--------------------------------------------               -----
(Address of Principal Executive Offices)                  (Zip Code)


                                 (813) 631-8880
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                          1stopsale.com Holdings, Inc.
                1422 Chestnut Street, Philadelphia, PA 19102-2510
                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                    FORM 8-K

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         The Board of Directors of the Company decided it was in the best interest of the Company to change its independent accountant from Pritchett, Siler & Hardy, P.C. (the "Former Accountant") to the firm of Baumann, Raymondo & Company, P.A., Certified Public Accountants, a Professional Corporation. During the fiscal year ended December 31, 2000 and for the periods from inception on October 5, 1999 through December 31, 1999 and any subsequent interim period, the Company had no disagreement with its Former Accountant on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the Former Accountant to make reference in its report upon the subject matter of disagreement. The Former Accountant previously issued a report dated March 5, 2001 on the financial statements of the Company as of and for the year ended December 31, 2000. The report did not contain an adverse opinion or disclaimer of opinion or qualification as to audit scope or accounting principle. The Company has asked the Former Accountant to review the disclosure and has provided them the opportunity to furnish the Company with a letter addressed to the Commission containing any new information or clarification of the disclosure.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         16.1 Letter dated October 22, 2001, from Pritchett, Siler & Hardy, P.C. to the Registrant regarding change of certifying accountant.

         16.2 Letter dated October 22, 2001, from Pritchett, Siler & Hardy, P.C. regarding agreement with Item 4.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GLOBAL ENERGY GROUP, INC.



Date:   October 22, 2001                      By:   /s/ Richard Wiles
                                                  -----------------------------
                                                    Richard Wiles, CEO